LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS


Exhibit 24


       Know all by these presents, that the undersigned hereby constitutes and appoints each of Anthony Shoemaker, Mark Jackson, and Jamie Nix, or any of them acting singly and with full power of substitution, as the undersigneds true and lawful attorney-in-fact to:

       (1)	Prepare and file with the Securities & Exchange Commission ("SEC") an
Application for Edgar Access (Form ID) for the undersigned and any forms of filings to be made with the SEC to register the undersigned as an electronic filer;

       (2)	execute for and on behalf of the undersigned, in the undersigneds capacity as an officer, director, and/or ten percent stockholder of Keurig Dr Pepper Inc. (the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, as amended from time to time;

       (3)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, including a Form ID, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and
Exchange Commission and any stock exchange or similar authority; and

       (4)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-facts sole discretion.

       (5)	seek or obtain, as the undersigneds representative and on the undersigneds behalf, information on transactions in the Companys securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information.

       The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

       In consideration of the attorney-in-fact acting on the undersigneds behalf pursuant to this Power of Attorney, the undersigned hereby agrees to indemnify and hold harmless such attorney-in-fact, each substitute attorney-in-fact, and each of their respective heirs, executors, legal representatives, successors, and assigns from and against the entirety of any and all losses, claims, causes of action, damages, fines, defense costs, amounts paid in settlement, liabilities, and expenses, including reasonable attorneys fees and expenses (collectively, "Losses"), relating to or arising out of the exercise of this Power of Attorney by such attorney-in-fact or substitute attorney-in-fact, and will reimburse each such indemnified person for all Losses as they are incurred by such indemnified person in connection with any pending or threatened claim, action, suit, proceeding, or investigation with which such indemnified person is or is threatened to be made a party. The undersigned will not, however, be responsible for any losses that are finally determined by a court of competent jurisdiction to have resulted solely from such attorney-in-facts or substitute attorney-in-facts bad faith or willful misconduct.

       This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigneds holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 1st day of September, 2021.

By:  /s/ Maurice Anthony Milikin
Name:  Maurice Anthony Milikin